SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2005

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia		30091-5625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Results of Operations and Financial Condition.

On December 1, 2005, the Audit Committee of the Board of Directors of Immucor, Inc. (the “Company”) engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.  Also on December 1, 2005, the Audit Committee dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective immediately.  On December 5, 2005, the Company issued a press release announcing the change in accounting firms, a copy of which is filed as Exhibit 99.1 hereto.

Ernst & Young’s audit reports on the Company’s consolidated financial statements for the fiscal years ended May 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Company’s fiscal years ended May 31, 2005 and 2004 and through the date of this report, there were no disagreements between the Company and Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with Ernst & Young’s report on the Company’s consolidated financial statements for the relevant year.  Except as noted in the following sentence, during the Company’s fiscal years ended May 31, 2005 and 2004 and through the date of this report, there were no “reportable events” (as defined in Item 304(a)(1)(iv) of Regulation S-K).  As described more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005, Ernst & Young’s report on the Company’s internal control over financial reporting indicates that the Company did not maintain effective internal control over financial reporting because of the effect of the following material weaknesses identified in management’s assessment of internal control over financial reporting:

•                  As of May 31, 2005, material weaknesses existed related to ineffective controls over the Company’s revenue recognition and billing processes resulting from: the lack of controls over the review of all arrangement documentation in order to properly record revenue, the lack of controls over ensuring that all arrangement terms and conditions are known for proper revenue recognition evaluation, and the lack of personnel with sufficient skills and experience to properly record revenue from multi element arrangements.  As a result of these control deficiencies, management recorded material adjustments to the revenue, accounts receivable and deferred revenue accounts during the fiscal year ended May 31, 2005. These control deficiencies could result in misstatements of revenue, accounts receivable and deferred revenue balances that would result in a material misstatement of the annual or interim consolidated financial statements that would not be prevented or detected.

•                  As of May 31, 2005, material weaknesses existed related to the Company’s financial statement close process resulting from: the lack of adequate processes, controls, review and approval procedures to ensure that financial statements and disclosures generated for external purposes are prepared in accordance with U.S. generally accepted accounting principles, the lack of personnel with sufficient skills and experience to properly analyze certain technical accounting issues in accordance with U.S. generally accepted accounting principles, and the lack of adequate policies and procedures in certain international locations with respect to preparing journal entries and reconciling certain significant accounts.  As a result of these control deficiencies, management recorded material adjustments to the financial statements during the fiscal year ended May 31, 2005. These control deficiencies related to the financial statement close process affect all of the Company’s significant accounts. These control deficiencies could result in a material misstatement of the annual or interim consolidated financial statements that would not be prevented or detected.

The Audit Committee has discussed with Ernst & Young the subject matter of the material weaknesses described above.  The Company has authorized Ernst & Young to fully respond to any inquiries of the Company’s newly appointed independent registered public accounting firm, including inquiries regarding the material weaknesses described above.

The Company has provided Ernst & Young with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Ernst & Young furnish a letter addressed to the SEC stating whether or not Ernst & Young agrees with the statements made above.  A copy of this Ernst & Young’s letter to the SEC is filed as Exhibit 16.1 to this Form 8-K.

The Company appointed Grant Thornton as its new independent registered public accounting firm effective as of December 1, 2005.  During the Company’s fiscal years ended May 31, 2005 and 2004 and through the date of this report, neither the Company nor anyone on its behalf has consulted with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01.              Financial Statements and Exhibits.

(c)   Exhibits

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter dated December 6, 2005 from Ernst & Young LLP to the United States Securities and Exchange Commission.

99.1	Immucor, Inc. press release dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date: December 6, 2005	By:	/s/Patrick D. Waddy
Patrick D. Waddy
Vice President—Interim Chief Financial Officer and Secretary

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter dated December 6, 2005 from Ernst & Young LLP to the United States Securities and Exchange Commission.

99.1	Immucor, Inc. press release dated December 5, 2005.